UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2024

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Jasbir Seehra from Chief Executive Officer, President and Director to Chief Executive Officer and Chair of the Board of Directors

On June 14, 2024, the Board of Directors (the “Board”) of Keros Therapeutics, Inc. (the “Company”) appointed Jasbir Seehra to the additional position of Chair of the Board, effective July 1, 2024. Dr. Seehra currently serves as Chief Executive Officer, President and Director. On June 14, 2024, Dr. Seehra notified the Company that he will resign from his position as President of the Company, effective June 30, 2024. Dr. Seehra’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Carl L. Gordon currently serves as the Chair of the Board and, effective June 30, 2024, will resign from such position and serve as a member of the Board.

Transition of Christopher Rovaldi from Chief Operating Officer to President and Chief Operating Officer

On June 14, 2024, the Board appointed Christopher Rovaldi to the additional position as the Company’s President, effective July 1, 2024. Mr. Rovaldi will continue serving as Chief Operating Officer of the Company.

There is no arrangement or understanding between Mr. Rovaldi and any other person pursuant to which he was selected as President and Chief Operating Officer of the Company, and there is no family relationship between Mr. Rovaldi and any of the Company’s directors or other executive officers. There are no related party transactions between Mr. Rovaldi and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Rovaldi previously entered into the Company’s standard form of indemnification agreement.

Appointment of Jean-Jacques Bienaimé as Lead Independent Director

On June 14, 2024, the Board, including all members of the Compensation Committee of the Board, approved an amendment to the Company’s Amended and Restated Non-Employee Director Compensation Policy (such policy as amended, the “Amended Compensation Policy”) to add an annual Board service retainer for the Company’s Lead Independent Director equal to $25,000, effective July 1, 2024 (the “LID Retainer”).

On June 14, 2024, the Board appointed Jean-Jacques Bienaimé as Lead Independent Director, effective July 1, 2024. In connection with Mr. Bienaimé’s appointment as Lead Independent Director, he will be entitled, pursuant to the Company’s Amended Compensation Policy, to receive the LID Retainer for his service as Lead Independent Director of the Board.

The foregoing description of the Amended Compensation Policy is not complete and is qualified in its entirety by reference to the Amended Compensation Policy, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024.

Item 8.01 Other Events.

On June 17, 2024, the Company issued a press release announcing Dr. Seehra’s transition to Chief Executive Officer and Chair of the Board, Mr. Rovaldi’s transition to President and Chief Operating Officer and Mr. Bienaimé’s appointment as Lead Independent Director. Attached hereto as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press release dated June 17, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: June 17, 2024